UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2016

STRYKER CORPORATION
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	000-9165 (Commission File Number)	38-1239739 (IRS Employer Identification No.)

2825 Airview Boulevard, Kalamazoo, Michigan (Address of principal executive offices)		49002 (Zip Code)

Registrant's telephone number, including area code: 269.385.2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On January 31, 2016, Stryker Corporation, a Michigan corporation (“Stryker”) and Star Acquisition Sub Inc., a Delaware corporation (“Purchaser”) and wholly owned subsidiary of Stryker, entered into a Securities Purchase Agreement (the “Purchase Agreement”), with Sage Products Holdings II, LLC, a Delaware limited liability company (“Sage Holdings” and, together with its subsidiaries, “Sage Products”), and a syndicate of equity interest holders affiliated with Madison Dearborn Partners, LLC, with Stryker entering into the Purchase Agreement solely for purposes of guaranteeing Purchaser’s obligations thereunder.
On the terms and conditions set forth in the Purchase Agreement, Purchaser will acquire all of the outstanding equity interests in Sage Holdings for a purchase price of $2.775 billion in cash, subject to working capital and other closing adjustments. Consummation of the acquisition of Sage Products will not occur before April 1, 2016 without the consent of Purchaser, and is subject to the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, as well as other customary closing conditions, including the absence of any injunction or other legal prohibition on the completion of a sale, the absence of a material adverse effect on Sage Products, the completion of a pre-closing restructuring by affiliates of Sage Products, the accuracy of counterparty representations and warranties (generally subject to a material adverse effect standard, with certain exceptions), and counterparty compliance in all material respects with covenants and agreements contained in the Purchase Agreement.
The Purchase Agreement contains customary representations and warranties of each of the parties. The Purchase Agreement also contains customary covenants and agreements, including with respect to the operation of the business of Sage Products between signing and closing and the use of reasonable best efforts to consummate the transaction.
The Purchase Agreement also contains indemnification rights of each party with respect to breaches of or inaccuracies in counterparty representations, warranties and covenants (subject to certain limitations). The Purchase Agreement may be terminated at any time prior to the closing by mutual written consent of Purchaser and the seller representative party to the Purchase Agreement, and in other customary circumstances, including in the event that the acquisition is not consummated by July 29, 2016 (subject to certain exceptions).
The foregoing description of the Purchase Agreement contained in Item 1.01 of this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which will be an exhibit to Stryker’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016. All summaries and descriptions of the Purchase Agreement set forth above are qualified in their entirety by the actual documents.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRYKER CORPORATION
(Registrant)

February 3, 2016	/s/ WILLIAM R. JELLISON
Date	William R. Jellison
Vice President, Chief Financial Officer